UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2020
Date of Report (date of earliest event reported)

MEDALLIA, INC. (Exact name of Registrant as specified in its charter)

Delaware	001-38982	77-0558353
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

575 Market Street, Suite 1850 San Francisco, California 94105 (Address of principal executive offices) (650) 321-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol(s) MDLA	Name of exchange on which registered New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, the Board of Directors (the “Board”) of Medallia, Inc. (the “Company”) increased the size of the Board to 10 directors and appointed James M. White to serve as a member of the Board, effective June 22, 2020. The Board has appointed Mr. White to serve as a member of the audit committee of the Board. Mr. White will serve in the class of directors whose term expires at the annual meeting of stockholders to be held in 2023.

Mr. White is the former Chairman, President and CEO of Jamba, Inc., a restaurant retailer, and is credited with the turnaround and transformation of Jamba, Inc. to a healthy living brand. He spent the balance of his three-decade career in executive roles, including at Safeway, Inc., The Gillette Company, Ralston Purina Petcare Co. and The Coca-Cola Company. Mr. White has served as member of the board of directors of Adtalem Global Education, an education company, since 2015 and as a member of the board of directors of Simply Good Foods Co., a food company, since 2019. He also currently sits on the boards of two private companies, Panera Bread Company and Schnuck Markets, Inc. Previously, Mr. White served on the boards of Callidus Software Inc., an enterprise software company, from 2016 to 2018, Hillshire Brands Company and Keane, Inc. Mr. White holds an M.B.A. from Fortbonne University and a B.S. from the University of Missouri.

There are no family relationships between Mr. White and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s Director Compensation Policy, the terms of which are described in the Company’s proxy statement for its 2020 annual meeting of stockholders, Mr. White is entitled to cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Mr. White is entitled to $30,000 in annual cash compensation for service on the Board, $10,000 in annual cash compensation for service as a member of the audit committee of the Board, and an initial award of restricted stock units covering a number of shares of common stock having a grant date fair value of $250,000 (rounded to the nearest whole share) (the “Initial Award”). The Initial Award will be scheduled to vest in three equal annual installments on each anniversary of the date of becoming a non-employee director, subject to continuing to provide services to us through each applicable vesting date. Mr. White will also enter into the Company’s standard form of indemnification agreement, which has been previously filed with the SEC.

A copy of the press release announcing the appointment of Mr. White to the Board is attached hereto as Exhibit 99.1 The information in the press release will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release issued by Medallia, Inc., dated June 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLIA, INC.

Dated:	June 22, 2020	By:	/s/ Roxanne M. Oulman
Roxanne M. Oulman
Chief Financial Officer